UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

CPS TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16088	04-2832509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 South Worcester Street, Norton, Massachusetts		02766
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		508-222-0614
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4( c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPSH	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On August 19, 2026 (the “Effective Date”), CPS Technologies Corp. (the “Company”) entered into a Lease Agreement (the “Lease”) dated August 19, 2026 with VMD Industrial II, LLC (the “Landlord”) for approximately 80,000 rentable square feet of space located at 523 Pleasant Street, Attleboro, Massachusetts (the “Premises”). The Company intends to relocate its corporate offices, manufacturing operations and product development activities from its existing facility in Norton, Massachusetts to the Premises during 2027. The Premises are located approximately eight miles from the Company’s existing facility.

The initial term of the Lease is twelve years and ten months commencing on the Effective Date. The Lease provides for a ten-month construction period through May 31, 2027, followed by a six-month base-rent-free period through November 30, 2027. Base rent commences on December 1, 2027 at $85,000 per month for the first six months, increases to approximately $1.05 million for the following lease year and increases by 3% annually thereafter. In addition to base rent, the Company is responsible for its 47.20% proportionate share of real estate taxes, operating costs and insurance for the property, as well as utilities and certain other costs relating to the Premises.

The Landlord has agreed to contribute up to $3.2 million toward qualifying alterations, improvements, fixtures and equipment that become part of or are attached to the Premises, subject to the terms and conditions of the Lease. The Company must first expend at least $1.6 million toward the cost of its work before the Landlord is obligated to fund any portion of this contribution. The Company is also required to provide a security deposit of $510,000, which may be reduced to $255,000 in accordance with the Lease.

The Lease grants the Company two options to extend the term for five years each. Base rent for the first year of each extension term will be fair market rent, but not less than 103% of the base rent for the immediately preceding lease year, and will increase by 3% annually thereafter. The Company also has an ongoing right of first offer to lease available adjacent space in the building, subject to the terms and conditions of the Lease.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
1.1	Lease Agreement, dated August 13, 2026, by and between VMD Industrial II, LLC and CPS Technologies Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CPS TECHNOLOGIES CORP. (Registrant)
Date: August 24, 2026	/s/ Chris Fraser Chris Fraser Chief Financial Officer